EX-99.3

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

        Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Lotsoff Capital Management Investment Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of Lotsoff Capital Management Investment Trust for the annual period ended September 30, 2007, as amended pursuant to Amendment No. 1 to the Form N-CSR, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Lotsoff Capital Management Investment Trust for the stated period.

/s/ Seymour N. Lotsoff	/s/ Margaret M. Baer
Seymour N. Lotsoff	Margaret M. Baer
President	Secretary and Treasurer
Lotsoff Capital Management Investment Trust	Lotsoff Capital Management Investment Trust
Dated: October 10, 2008	Dated: October 10, 2008